AMENDMENT NO. 6
TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
AGREEMENT
     This Amendment dated as of July 1, 2012, amends the Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Investment Securities Funds (Invesco Investment Securities Fund), a Delaware statutory trust is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to decrease the per class charge from $10,000 to $5,000;
     NOW, THEREFORE, the parties agree that;
1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
FEE SCHEDULE TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
AGREEMENT OF
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

Portfolios	Effective Date of Agreement
Invesco Dynamics Fund	April 30, 2008
Invesco Global Real Estate	July 1, 2006
Invesco High Yield Fund	July 1, 2006
Invesco Limited Maturity Treasury Fund	July 1, 2006
Invesco Money Market Fund	July 1, 2006
Invesco Municipal Bond Fund	July 1, 2006
Invesco Real Estate Fund	July 1, 2006
Invesco Short Term Bond Fund	July 1, 2006
Invesco U.S. Government Fund	July 1, 2006
Invesco High Yield Securities Fund	February 12, 2010
Invesco Van Kampen Corporate Bond Fund	February 12, 2010

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $5,000 per class of shares is charged for each class other than the initial class. The $5,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter A. Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr Senior Vice President

(SEAL)

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

Attest:	/s/ Peter A. Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr Senior Vice President
(SEAL)

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